UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2021

CDW CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35985	26-0273989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Tri-State International Lincolnshire, Illinois	60069
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 465-6000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CDW	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 15, 2021, CDW LLC, an Illinois limited liability company and a wholly owned subsidiary of CDW Corporation (“CDW”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”), by and between CDW and Sirius Computer Solutions Holdco, LP, a Delaware limited partnership (“Seller”). Upon the terms and subject to the conditions set forth in the Purchase Agreement, at the closing, CDW will purchase from Seller (the “Acquisition”) all of the issued and outstanding equity interests in Granite Parent, Inc., a Delaware corporation and a wholly owned subsidiary of Seller (“Granite”). Subject to the terms and conditions set forth in the Purchase Agreement, CDW has agreed to pay $2,500,000,000 in cash, subject to certain adjustments as set forth in the Purchase Agreement (the “Consideration”).

CDW and Seller have agreed to customary representations and warranties in the Purchase Agreement for transactions of this type. CDW and Seller have agreed to various covenants, including, among others, (i) covenants by Seller to cause Granite to use reasonable best efforts to conduct its business in all material respects in the ordinary course of business during the period between the execution of the Purchase Agreement and closing, (ii) covenants by CDW and Seller to make the required filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and with respect to causing the waiting periods or other requirements under the HSR Act to terminate or expire and (iii) covenants by CDW to use its reasonable best efforts to consummate and obtain the debt financing contemplated by the Debt Commitment Letter (as defined below) on the terms and subject to the conditions in the Debt Commitment Letter, and covenants by Seller to take actions to cooperate with such efforts.

The representations and warranties will not survive the closing of the Acquisition. To provide for coverage against any breaches by Seller with respect to its representations and warranties, CDW has obtained a representation and warranty insurance policy. The policy is subject to a retention amount, exclusions, policy limits and certain other terms and conditions.

The completion of the Acquisition is subject to customary closing conditions for transactions of this type, including, among others, the expiration or termination of the applicable waiting periods under the HSR Act.

The Purchase Agreement provides for certain termination rights for both CDW and Seller, including (a) the right of CDW or Seller to terminate if the Acquisition is not consummated on or before April 14, 2022 (which date may be extended by a period of up to ninety (90) days by CDW or Seller on two occasions in the aggregate (i.e., no more than a total of one hundred eighty (180) days), subject to certain conditions), (b)(i) the right of CDW to terminate (subject to certain conditions) if Seller is in violation or breach of any covenant, representation or warranty in the Purchase Agreement and (ii) the right of Seller to terminate (subject to certain conditions) if CDW is in violation or breach of any covenant, representation or warranty in the Purchase Agreement (in the case of each of the foregoing clauses (i) and (ii) to the extent that such violation or breach would cause such terminating party’s conditions to its obligations to close not to be met, subject to certain conditions), (c) the right of CDW or Seller to terminate in the event of certain non-appealable final orders or laws prohibiting the Acquisition and (d) the right of Seller to terminate if all of CDW’s and Seller’s closing conditions have been satisfied or waived and the Acquisition is not consummated by a certain number of days after Seller confirms to CDW that Seller is ready, willing and able to consummate the Acquisition (the “Closing Failure”).

In the event of termination of the Purchase Agreement resulting from failure to have obtained approval under the HSR Act or as a result of certain other antitrust legal impediments, CDW must pay to Seller a termination fee of $75,000,000. In the event of termination of the Purchase Agreement by Seller due to the Closing Failure, CDW must pay to Seller a termination fee of $125,000,000.

In connection with the Purchase Agreement, on October 15, 2021, CDW entered into a commitment letter (the “Debt Commitment Letter”) with JPMorgan Chase Bank, N.A. (the “Arranger”) pursuant to which the Arranger has committed to provide, subject to the terms and conditions set forth in the Debt Commitment Letter, a 364-day senior unsecured bridge loan facility in an aggregate principal amount up to $2,500,000,000 (the “Bridge Facility”). The Bridge Facility will be used to fund all or a portion of the Consideration and to pay fees and expenses related to the Acquisition to the extent CDW does not obtain permanent financing on or before the closing of the Acquisition. The funding of the Bridge Facility provided for in the Debt Commitment Letter is contingent on the satisfaction of customary conditions for transactions of this type.

The foregoing summary of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement. The Purchase Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The Purchase Agreement and the above descriptions have been included to provide investors with information regarding the terms of the Purchase Agreement and are not intended to provide any other factual information about the parties to the Purchase Agreement or their respective subsidiaries or affiliates. The representations, warranties, covenants and agreements contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specific dates set forth therein, are solely for the benefit of the parties to the Purchase Agreement and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the public disclosures of CDW Corporation (the “Company”). In addition, certain representations and warranties were used for the purpose of allocating risk between the parties to the Purchase Agreement, rather than establishing matters of fact. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the US Securities and Exchange Commission (“SEC”), and in some cases were qualified by confidential disclosures that were made by each party to the other, which disclosures are not reflected in the Purchase Agreement. Investors and security holders are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Purchase Agreement.

Item 7.01	Regulation FD Disclosure.

On October 18, 2021, the Company issued a press release announcing the execution of the Purchase Agreement described in Item 1.01 above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On October 18, 2021, the Company will hold a conference call with analysts and investors regarding the transactions contemplated by the Purchase Agreement. The materials furnished as Exhibit 99.2 to this Current Report on Form 8-K are incorporated herein by reference and will be presented during such conference call.

The information contained in this Item 7.01 and Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any filings made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. This Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy any securities.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws. All statements other than statements of historical fact are forward-looking statements, including statements related to the expected closing of the Acquisition or the timing thereof, the expected accretive effect of the Acquisition, expected net leverage impact of the financing of the Acquisition, deleveraging plans and the Company’s prospects as a combined company, including market opportunity and services and solutions capabilities. These statements relate to analyses and other information, which are based on forecasts of future results or events and estimates of amounts not yet determinable. The Company claims the protection of The Private Securities Litigation Reform Act of 1995 for all forward-looking statements in this Current Report.

These forward-looking statements are identified by the use of terms and phrases such as “anticipate,” “assume,” “believe,” “estimate,” “expect,” “goal,” “intend,” “plan,” “potential,” “predict,” “project,” “target” and similar terms and phrases or future or conditional verbs such as “could,” “may,” “should,” “will,” and “would.” However, these words are not the exclusive means of identifying such statements. Although the Company believes that its plans, intentions and other expectations reflected in or suggested by such forward-looking statements are reasonable, the Company cannot assure you that it will achieve those plans, intentions or expectations. All forward-looking statements are subject to risks and uncertainties that may cause actual results or events to differ materially from those that the Company expected.

Important factors that could cause actual results or events to differ materially from the Company’s expectations, or cautionary statements, include among others, failure to obtain required regulatory approvals in a timely manner or at all; failure to satisfy any other conditions to the closing of the Acquisition in a timely manner or at all; the occurrence of any event that could give rise to termination of the Purchase Agreement; the risk that anticipated benefits, including cost synergies and revenue synergies, from the proposed transaction may not be fully realized or may take longer to realize than expected, including that the Acquisition may not be accretive within the expected timeframe or to the extent anticipated; failure to successfully integrate Granite and its subsidiaries; unanticipated costs of acquiring or integrating Granite and its subsidiaries; the effect of the announcement of the proposed transaction on the Company’s ability or Granite or its subsidiaries’ ability to retain and hire key personnel and maintain relationships with customers, suppliers and other third parties; changes in legislation or government regulations affecting the proposed transaction or the parties; and other risk factors or uncertainties identified from time to time in the Company’s filings with the SEC. All written and oral forward-looking statements attributable to the Company, or persons acting on the Company’s behalf, are expressly qualified in their entirety by the cautionary statements identified above and in the section entitled “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 as well as other cautionary statements that are made from time to time in the Company’s other SEC filings and public communications. You should evaluate all forward-looking statements made in this Current Report in the context of these risks and uncertainties.

The Company cautions you that the important factors referenced above may not reflect all of the factors that could cause actual results or events to differ from the Company’s expectations. In addition, the Company cannot assure you that it will realize the results or developments it expects or anticipates or, even if substantially realized, that they will result in the consequences or affect the Company or its operations in the way the Company expects. The forward-looking statements included in this Current Report are made only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Purchase and Sale Agreement, dated as of October 15, 2021, by and between Sirius Computer Solutions Holdco, LP and CDW LLC*

99.1	Press Release issued by CDW Corporation on October 18, 2021

99.2	Investor Presentation Materials, dated October 18, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

All exhibits and schedules to the Purchase and Sale Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. CDW Corporation will furnish the omitted exhibits and schedules to the SEC upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDW CORPORATION

Date: October 18, 2021	By:	/s/ Frederick J. Kulevich
Frederick J. Kulevich
Senior Vice President, General Counsel and Corporate Secretary

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